AMENDMENTS

              To the Joint Venture Agreement dated October 10, 1998 between Ultralife Batteries, Inc. and PGT Energy Corporation

THESE AMENDMENTS of the Preamble, Sub-section 4.2, Section 7, Section 9 (including 9.1, 9.2 and 9.3), Section 11, and Sub-section 12.6 of the Joint Venture Agreement dated October 10, 1998 regarding the establishment of a joint venture company in Taiwan, ROC to be named Ultralife Taiwan, Inc., which shall manufacture, distribute, sell and conduct Research and Development (R&D) of lithium-ion solid polymer rechargeable batteries is made jointly by Ultralife Batteries, Inc. (UBI) and PGT Energy Corporation (PGT) as UBI and PGT mutually agree and consent to the Amendments below to the Joint Venture Agreement dated October 10, 1998.

It is further agreed by UBI and PGT that the following Amendments shall supersede, replace, add to, and prevail over the Preamble, Sub-section 4.2,
Section 7, Section 9, Section 11, and Sub-section 12.6 of the Joint Venture Agreement dated October 10, 1998 between UBI and PGT and that these Amendments shall be attached to and incorporated into and become a part of the Joint Venture Agreement dated October 10, 1998 between UBI and PGT.

UBI and PGT may be collectively referred to in these Amendments as "the Parties" where appropriate.

WHEREAS, UBI and PGT hereby agree to amend and revise the Preamble of the Joint Venture Agreement so that it shall read as follows:

This Agreement is entered into on the 10th day of October, 1998 by and between:

Ultralife Batteries, Inc., a corporation incorporated under the laws of the State of Delaware, United States of America, having its principal office of business at 1350 Route 88 S., Newark, New York 14513 (hereinafter referred to as "UBI"); and

PGT Energy Corporation, currently a preparatory office for a corporation to be incorporated under the laws of the Republic of China (hereinafter referred to as "ROC") with its principal office of business located at 7F-1, No. 67, Tze-You Road, Hsinchu, Taiwan, Republic of China (hereinafter referred to as "PGT"), together with a group of investors (as shown in Appendix I hereto). Mr. J.F. Hsu is the Chairman to be of the PGT; after PGT is legally incorporated, all rights and obligations provided in this Agreement shall be immediately assigned to and assumed by PGT; except for the obligations as provided in Sections 9.1 and 11 below.

The Parties shall undertake to cause UTI to invest US$ 8.75 million to UBI for
0.7 million UBI's unregistered shares at a price of US$ 12.5 per share. UBI shall warrant to permit UTI to acquire additional shares for a maximum of 0.7 million shares at the base price of US$ 25 per share within four years commencing from the execution date of this Agreement. UBI shall remit US$ 8.75 million to UTI for the share subscription of UTI. The US$ 10 million, the remaining portion of the


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capital contribution by UBI, shall be in the form of UBI's current polymer rechargeable battery technology, patent, manufacturing know-how, reasonable technical assistance, marketing assistance, and reasonable personnel training including dispatching UBI's technicians to UTI. Furthermore, the capital contribution by parties shall be guided by the Parties in accordance with Equity Structure annexed hereto and marked "Appendix II."

The technology granted by UBI to UTI shall be UBI's current technology for the purpose of this Agreement. Any technology directly related to the lithium-ion solid polymer rechargeable batteries and developed by UTI shall belong to UTI, however, UBI shall have free access to and be entitled to use such technology. Any technology subsequently developed by UBI shall be made available to UTI in a manner to be defined in the Technology Transfer Agreement defined in Paragraph 4.2.

WHEREAS, UBI and PGT hereby further agree to amend and revise Sub-section 4.2 of the Joint Venture Agreement so that it shall read as follows:

4.2 Technology Transfer Agreement to be executed by Parties

Within sixty (60) days after the execution of this Agreement, PGT shall enter into a Technology Transfer Agreement (hereinafter referred to as "Technology Transfer Agreement") with UBI otherwise either Party shall be entitled to terminate this Joint Venture Agreement. The Technology Transfer Agreement shall specify the technology granted by UBI to UTI as its capital contribution in UTI, the disclosure of the technology granted to UTI by UBI including, but not limited to, the lithium-ion polymer rechargeable battery technology, patent, technical information, data, and know-how currently in possession by UBI, and the cooperation between the Parties for technical assistance, problem solving, and personnel training. UTI will pay to UBI a bonus in the amount of US$2.5 Million in installment payments in the amount to be decided by the board of directors of UTI after UTI becomes profitable and before any dividends are paid out. The force and effect of the above Technology Transfer Agreement shall be canceled by either party if UTI cannot be incorporated.

WHEREAS, UBI and PGT hereby further agree to amend and revise Section 7 of the Joint Venture Agreement so that it shall read as follows:

7. Confidentiality

UBI and PGT hereby expressly agree to be bound that except to the extent legitimately required for the business operation of UTI, they shall not disclose or deliver to any third party and confidential document and technical information of UTI and UBI, provided that this paragraph shall not be applicable in the case of the following:

      1) Information which is, at the time of disclosure, already known to the party receiving the same without obligation to keep it confidential;

      2)    Information which is publicly known; and

      3)    Disclosure as required by law.


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WHEREAS, UBI and PGT hereby further agree to amend and revise Section 9
(including 9.1, 9.2 and 9.3) of the Joint Venture Agreement so that these Sections shall read as follows:

9.1 UTI may need to borrow loans from financial institutions in the event additional capitalization is required. The parties acknowledge that UBI may be requested to provide guarantees or collateral for such loans. During the first two (2) years of UTI's incorporation, PGT shall indemnify, and hold harmless, UBI against any such guarantees or collateral liability for the life of the loans incurred up to and including US $10,000,000. After two (2) years of incorporation, any liability shall be shared between UBI and PGT. In the event PGT is no longer in existence, or is unable to satisfy its indemnification responsibility hereunder, then the individual investors, collectively referred to as PGT and as set forth in Appendix I, shall be jointly and severally liable to indemnify UBI against such guarantee or collateral liability.

9.2 If UTI increases its paid-in capital, UBI and PGT shall act jointly either to subscribe for new shares or to waive the subscription right, and in the latter case,UTI shall find a proper third party agreeable to UBI and PGT, to subscribe for such new shares.

9.3 Taxes related to this Agreement which occur in Taiwan shall be the responsibility of UTI.

WHEREAS, UBI and PGT hereby further agree to amend and revise Section 11 of the Joint Venture Agreement so that it shall read as follows:

PGT and the individual investors collectively referred to as PGT shall not, directly or indirectly, invest in, operate, license, participate in or otherwise support a company or any other business entity which engages in any business that competes against any business engaged in by UTI and UBI during the term of this Agreement and for ten (10) years after the termination thereof.

WHEREAS, UBI and PGT hereby further agree to amend and revise Sub-section 12.6 of the Joint Venture Agreement so that it shall read as follows:

12.6 a) Either party, UBI or PGT, shall be entitled to terminate this Agreement by giving proper written notice to the other party BEFORE the occurrence of either of the following:

         1.  UTI orders  production  equipment  of a value  greater than US
             $50,000; or

         2. The passage of one (1) year's time from the date of the incorporation of UTI.

     b) It is the parties' intention that neither party may exercise its right if either (1) or (2) above has occurred.

     c)  In the event UBI or PGT terminates this Agreement:

         1. The 700,000 UBI shares owned by UTI shall be returned to UBI without any consideration and free of charge, regardless of their then present value; and

         2. The technology transferred to UTI shall be returned to UBI, and UTI shall cease from using such technology; and

         3. All UTI shares owned by UBI shall be transferred to PGT without any consideration and free of charge, regardless of their then present value.


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     d)  In the event PGT terminates this Agreement, then in addition to the provisions contained in 12.6 (c) 1, 2 and 3 above, PGT shall pay US $1.0 million to UBI.

NOW THEREFORE, the Parties hereto, having carefully reviewed and agreed to the above Amendments, have each caused their duly authorized representatives to execute these Amendments in duplicate counterparts as of the respective dates indicated below. The effective date of these Amendments shall be that date on which the signatures of both UBI's and PGT's duly authorized representatives appear below.


BY: /s/ Bruce Jagid                              BY: /s/ J.F. Hsu
    ---------------                                  ------------
    Bruce Jagid                                      J.F. Hsu

FOR : Ultralife Batteries, Inc.                  FOR: PGT Energy Corporation


DATE: 12/4/98                                    DATE: 12/4/98
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